EXHIBIT C
AMENDMENT NO. 1
TO
SERIES A-1 CONVERTIBLE PREFERRED
STOCK PURCHASE AGREEMENT
This AMENDMENT NO. 1 TO SERIES A-1 CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT (this “Amendment No. 1”) is entered into as of the 11th day of May, 2011, to amend that certain Series A-1 Convertible Preferred Stock Purchase Agreement dated April 25, 2011, by and among Radius Health, Inc., a Delaware corporation (the “Corporation”) and each of the Investor parties named therein. Capitalized terms used but not defined herein shall have the meaning ascribed thereto in the Agreement.
WHEREAS, the parties to the Agreement (the “Parties”) have entered into the Agreement for, among other things, the purchase and sale shares of the Corporation’s Series A-1 Preferred Stock;
WHEREAS, the Parties acknowledge and agree that it is in the best interest of the Parties to eliminate certain conditions precedent and subsequent to the Stage I Closing, Stage II Closing and the Stage III Closing, as set forth herein; and
WHEREAS, the Parties wish to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the agreements herein and in the Agreement and in reliance upon the representations and warranties herein and therein, the parties hereto, intending to be legally bound, hereby agree as follows:
1. Section 7.1 of the Agreement is hereby amended by deleting Section 7.1 in its entirety and replacing it with the following: “7.1 RESERVED. ”
2. Section 7.2 of the Agreement is hereby amended by deleting Section 7.2 in its entirety and replacing it with the following: “7.2 RESERVED. ”
3. Section 7.3 of the Agreement is hereby amended by deleting Section 7.3 in its entirety and replacing it with the following: “7.3 RESERVED. ”
4. Section 7.4 of the Agreement is hereby amended by deleting Section 7.4 in its entirety and replacing it with the following: “7.4 RESERVED. ”
5. Section 7.5 of the Agreement is hereby amended by deleting Section 7.5 in its entirety and replacing it with the following: “7.5 RESERVED. ”
6. Section 8 of the Agreement is hereby amended by deleting clause (c) thereof in its entirety, deleting “; and” in the sixth line thereof and inserting “and” in the fifth line immediately before “(b)”.
7. The Agreement is hereby amended by deleting all references to the sections of the Agreement deleted in their entirety hereby.
8. Except to the extent amended hereby, all of the definitions, terms, provisions and conditions set forth in the Agreement are hereby ratified and confirmed and shall remain in full force and effect. The Agreement and this Amendment No. 1 shall be read and construed together as a single agreement and the term “Agreement” shall be deemed a reference to the Agreement as amended by this

Amendment No. 1. This Amendment No. 1 may be signed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute but one and the same instrument. In making proof of this Amendment No. 1 it shall not be necessary to produce or account for more than one such counterpart.
IN WITNESS WHEREOF, the parties have executed under seal and delivered this Agreement as of the date first written above.

THE CORPORATION: RADIUS HEALTH, INC.
By:	/s/ C. Richard Edmund Lyttle
Name:	C. Richard Edmund Lyttle
Title:	President

As an anticipated successor and assign to the Corporation under Section 16 hereof: MPM ACQUISITION CORP.
By:	/s/ C. Richard Edmund Lyttle
Name:	C. Richard Edmund Lyttle
Title:	President

INVESTORS: BB Biotech Ventures II, L.P.
By:	BB Biootech Ventures GP (Guernsey) Ltd
Its General Partner

By:	/s/ Pascal Mahieux
	Name:	Pascal Mahieux
	Title:	Director

BB Biotech Growth N.V. By:
By:	/s/ J. Bootsma
	Name:	J. Bootsma
Title: Managing Director Asset Management BAB N.V.

By:	/s/ J van Neutegem
	Name:	J. van Neutegem
	Title:	Managing Director

HEALTHCARE VENTURES VII, L.P.
By:	HealthCare Partners VII, L.P.
Its General Partner

By:	/s/ Jeffrey Steinberg
	Name:	Jeffrey Steinberg
Title: Administrative Partner of HealthCare Partners VI, L.P.
The General Partners of HealthCare Ventures VII, L.P.

HEALTHCARE PRIVATE EQUITY LIMITED PARTNERSHIP
By:	/s/ Andrew November
	Name:	Andrew November
	Title:	Authorized Signatory

MPM BIOVENTURES III, L.P.
By:	MPM BioVentures III GP, L.P.,
its General Partner

By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
	Name:	Ansbert Gadicke
	Title:	Series A Member

MPM BIOVENTURES III-QP, L.P.
By:	MPM BioVentures III GP, L.P.,
its General Partner

By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
	Name:	Ansbert Gadicke
	Title:	Series A Member

MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG
By:	MPM BioVentures III GP, L.P.,
in its capacity as the Managing
Limited Partner

By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
	Name:	Ansbert Gadicke
	Title:	Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.
By:	MPM BioVentures III GP, L.P.,
its General Partner

By:	MPM BioVentures III LLC,
its General Partner

By:	/s/ Ansbert Gadicke
	Name:	Ansbert Gadicke
	Title:	Series A Member

MPM ASSET MANAGEMENT INVESTORS 2003 BVIII LLC
By:	/s/ Ansbert Gadicke
	Name:	Ansbert Gadicke
	Title:	Series A Member

MPM BIO IV NVS STRATEGIC FUND, L.P.
By:	MPM BioVentures IV GP LLC,
its General Partner

By:	MPM BioVentures IV LLC,
its Managing Member

By:	/s/ Ansbert Gadicke
	Name:	Ansbert Gadicke
Title:

SAINTS CAPITAL VI, L.P., a limited partnership By: Saints Capital VI LLC, a limited liability company
By:	/s/ David P. Quinlivan
	Name:	David P. Quinlivan
	Title:	Managing Member

BROOKSIDE CAPITAL PARTNERS FUND, L.P.
By:	/s/ Ranesh Ramanathan
	Name:	Ranesh Ramanathan
	Title:	General Counsel

The Breining Family Trust dated August 15, 2003
By:	/s/ Clifford Breining
	Name:	Clifford Breining
	Title:	Trustee

The Richman Trust dated 2/6/83
By:	/s/ Douglas D. Richman
Name:	Douglas D. Richman
Title:	Co-Trustee

By:	/s/ Eva A. Richman
Name:	Eva A. Richman,
Title:	Co-Trustee

THE WELLCOME TRUST LIMITED, AS TRUSTEE OF THE WELLCOME TRUST
By:	/s/ Peter Pereira Gray
Name:	Peter Pereira Gray
Title:	Managing Director

/s/ Raymond F. Schinazi
Dr. Raymond F. Schinazi

/s/ H. Watt Gregory III
H. Watt Gregory III

The David E. Thompson Revocable Trust
By:	/s/ David E. Thompson trustee
Name:
Title: